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                                                        Exhibit 8(e)(i)

                                   SCHEDULE A
                          (updated as of June 1, 2000)




                              Separate Account I
                              Separate Account II
                             Separate Account III
                              Separate Account 4
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                                   SCHEDULE B
                          (updated as of June 1, 2000)



                            American Leaders Fund II
                                 Utility Fund II
                    High Income Bond Fund II - Primary Shares
                    High Income Bond Fund II - Service Shares
                       International Small Company Fund II